As filed with the Securities and Exchange Commission on March 11, 2015.

Registration No. 333-198648

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4842691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12255 El Camino Real

Suite 250

San Diego, CA 92130

(646) 837-5863

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Aselage

Chief Executive Officer

777 Third Avenue, 22nd Floor

New York, New York 10017

(646) 837-5863

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jason Kent, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer	☒

Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)		Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(4)	Amount of Registration Fee (4)(8)
Shelf Offering:
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Debt Securities (5)
Warrants
Shelf Offering Total				$125,000,000.00	$14,525.00
Warrant Offering:
Common Stock, $0.0001 par value	762,500	(6)		$10,797,000	$1,254.61
Warrants	762,500					(7)
Secondary Offering Total	762,500			$10,797,000	$1,254.61

(1)	With respect to the shelf offering, the registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $125,000,000. Any securities registered under this registration statement may be sold separately or together with other securities registered hereunder. The securities being registered hereunder may (i) be issued directly or upon conversion, exercise or exchange, as applicable, of preferred stock, debt securities or warrants registered hereunder and (ii) include an additional indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon such conversion, exchange or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such additional indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	With respect to the shelf offering, the registrant has not specified by each class of security listed in the table the amount to be registered or the proposed maximum aggregate offering price pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	With respect to the shelf offering, the registrant will determine the proposed maximum aggregate offering price per class of securities from time to time in connection with the registrant’s issuance of the securities registered under this registration statement.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to (i) Rule 457(o) under the Securities Act with respect to the shelf offering and (ii) Rule 457(c) under the Securities Act with respect to the warrant offering, based upon the average of the high and low reported sale prices of the common stock on The NASDAQ Global Market on March 5, 2015.

(5)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $125,000,000, less the aggregate dollar amount of all securities the registrant has previously issued under this registration statement. The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(6)	Represents shares of common stock that may be issued upon the exercise of warrants, subject to customary weighted-average anti-dilution protection. In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(7)	Pursuant to the final sentence of Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for warrants registered in the same registration statement as the shares of common stock offered pursuant thereto.

(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2015

PROSPECTUS

RETROPHIN, INC.

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Offered by Retrophin, Inc.

762,500 Warrants and

up to 762,500 Shares of Common Stock

Offered by the Selling Securityholders

and up to 762,500 Shares of Common Stock

Offered by Retrophin, Inc.

Retrophin, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $125,000,000. These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

In addition, the selling securityholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, may offer and sell up to (i) 762,500 warrants (the “Warrants”) and (ii) up to 762,500 shares of our common stock from time to time under this prospectus and any prospectus supplement (subject to customary weighted-average anti-dilution protection) will be issued to the selling securityholders only if and when they exercise the Warrants. The selling securityholders may offer and sell such Warrants or shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling securityholders may dispose of the Warrants or their shares of common stock in a number of different ways and at varying prices. We will not receive any proceeds from the sale of the Warrants or common stock by the selling securityholders. The selling securityholders will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. Please see “Plan of Distribution” beginning on page 25 in this prospectus for additional information on how the selling securityholders may conduct sales of the Warrants and our common stock. In addition, we may offer and sell up to 762,500 shares of our common stock from time to time under this prospectus and any prospectus supplement (subject to customary weighted-average anti-dilution protection) upon the exercise of Warrants acquired by persons under this prospectus from the selling securityholders identified in this prospectus. We will receive the proceeds from the sale of such common stock.

The principal executive offices of Retrophin, Inc. are located at 12255 El Camino Real, Suite 250, San Diego, CA 92130, and the telephone number is (646) 837-5863.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.” On March 2, 2015, the closing price of our common stock on The NASDAQ Global Market was $14.21 per share. As of that date, the aggregate market value of our outstanding common stock held by our non-affiliates was approximately $147.1 million. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus.

Investing in the securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, the selling securityholders may from time to time sell up to (i) 762,500 Warrants and (ii) up to 762,500 shares of our common stock, subject to customary weighted-average anti-dilution protection, and we may from time to time sell up to 762,500 shares of our common stock, subject to customary weighted-average anti-dilution protection, upon the exercise of Warrants acquired from the selling securityholders.

This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our securities, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C. 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.retrophin.com (which website is not part of this prospectus). We intend to furnish our stockholders with annual reports containing financial statements audited by our independent registered public accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed with the SEC. Any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 11, 2015;

•	The portions of our Current Reports on Form 8-K or Form 8-K/A that are deemed “filed” with the SEC under the Exchange Act, filed with the SEC on June 10, 2014, August 14, 2014, January 13, 2015, February 9, 2015, February 13, 2015, February 20, 2015, March 3, 2015, March 4, 2015 and March 11, 2015; and

•	The description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-36257) filed with the SEC on January 9, 2014 and as amended from time to time.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person (including any beneficial owner) to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Retrophin, Inc., 777 Third Avenue, 22nd Floor, New York, NY 10017, (646) 837-5863. In addition, each document incorporated by reference is readily accessible on our website at https://www.retrophin.com/ (which website is not part of this prospectus). The information found on our website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context requires otherwise, references in this prospectus to “Retrophin,” “the Company,” “we,” “us” and “our” refer to Retrophin, Inc. and its subsidiaries.

Our Business

Overview

We are a fully integrated biopharmaceutical company with approximately 110 employees headquartered in San Diego, California focused on the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases. We regularly evaluate and, where appropriate, act on opportunities to expand our product pipeline through licenses and acquisitions of products in areas that will serve patients with serious, catastrophic or rare diseases and that we believe offer attractive growth characteristics. During the first quarter of 2014, we completed the acquisition of all of the membership interests of Manchester Pharmaceuticals LLC (“Manchester”), a privately-held specialty pharmaceutical company that focuses on treatments for rare diseases. This acquisition expanded our ability to address the special needs of patients with rare diseases. We generated our first sales in March 2014 and our planned principal operations commenced. On May 29, 2014, we entered into a license agreement with Mission Pharmacal Company (“Mission”), a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola® (tiopronin). As a result of this license we added Thiola® to our product line. In July 2014, we amended the license agreement to secure the Canadian marketing rights to Thiola®. During 2014, we built a specialty commercial team to launch and commercialize these products.

We currently sell the following two products:

•	Chenodal® (chenodial) is approved in the United States for the treatment of patients suffering from gallstones in whom surgery poses an unacceptable health risk due to disease or advanced age. Chenodal® has been the standard of care for CTX patients for more than three decades and we are currently pursuing adding this indication to the label.

•	Thiola® (tiopronin) is approved in the United States for the prevention of cysteine (kidney) stone formation in patients with severe homozygous cystinuria.

We are developing RE-024, a novel small molecule, as a potential treatment for pantothenate kinase-associated neurodegeneration (“PKAN”). Certain European and South American health regulators have approved the initiation of dosing RE-024 in PKAN under a physician initiated studies and we intend to file a U.S. Investigational New Drug (“IND”) Application in fiscal 2015. We are also developing Sparsentan, formerly known as RE-021, a dual acting receptor antagonist of angiotensin and endothelin receptors, for the treatment of focal segmental glomerulosclerosis (“FSGS”). In addition, we are developing RE-034, a synthetic hormone analogue that is composed of the first 24 amino acids of the 39 amino acids contained in Adrenocorticotropic hormone (“ACTH”) for the treatment of Infantile Spasms (“IS”), and Nephrotic Syndrome (“NS”). We also have additional programs in preclinical development. We are currently exploring options relating to the future development of RE-034.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and the risk factors set forth below, before deciding whether to invest in any of our securities, you should consider carefully the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated, supplemented or superseded from time to time by our future filings under the Exchange Act. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Warrants Offered by the Selling Securityholders and Shares of Our Common Stock Issuable under the Warrants.

Future sales of our common stock may result in a decrease in the market price of our common stock.

The market price of our common stock could decline due to the issuance and subsequent sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur following the exercise of the Warrants. This could make it more difficult to raise funds through future offerings of common stock or securities convertible into common stock.

As of March 2, 2015, we had approximately 26,866,161 and 26,486,570 shares of our common stock issued and outstanding, respectively. If holders of the Warrants exercise the Warrants, we will issue a number of additional shares of our common stock based on the difference between the average of the closing sale prices per share for the three (3) most recent trading days prior to the day on which such Warrants are exercised and notice is delivered to the Company or its agent, or the Fair Market Value, and the exercise price. The shares of our common stock issued upon exercise of the Warrants and which are included in this registration statement may be resold in the public market following the effectiveness of this registration statement. In addition, certain of the shares of common stock issuable upon exercise of the Warrants may be sold in the public markets at any time, subject to the volume and other limitations of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

The warrants are a risky investment, and may expire as worthless.

The Warrants are exercisable only until the fifth (5th) anniversary of the date of issuance. In the event our common stock price is not greater than the exercise price of the Warrants during the period when the Warrants are exercisable, you will likely not be able to recover the value of your investment in the Warrants. In addition, if our common stock price remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you would lose its entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price during the exercise period of the Warrants. In addition, at your option, upon exercise of the Warrants, you will receive a number of shares of stock calculated based on the Fair Market Value of the common stock. Accordingly, the number of shares and the value of the common stock you would receive upon exercise of the Warrants will depend on the market price of our common stock on the three trading days prior to the day on which you choose to exercise those Warrants.

There is no established trading market for the Warrants and, as a result, you may not be able to sell them at the particular time you select, at the price that it originally paid or at all.

There is no established trading market for the Warrants. Moreover, we do not intend to apply to have the Warrants listed on any securities exchange or included in any automated quotation system. As a result, we cannot assure you that you will be able to sell any Warrants at the particular time you select, at the price that you originally paid or at all. We also cannot assure you as to the liquidity of any market that may develop for the Warrants. Future trading prices and the liquidity of any market for the Warrants, to the extent such a market ever develops, will depend on many factors, including:

•	our financial condition and results of operations;

•	the interest of securities dealers in making a market for the Warrants; and

•	the market for similar securities.

The issuance of shares of our common stock upon the exercise of our issued and outstanding options and warrants may cause immediate dilution to our existing stockholders.

The issuance of shares upon the exercise of our options and warrants may result in dilution to the interests of other stockholders. Furthermore, as we continue to grow our business, we may issue additional options and warrants to acquire shares of our common stock to directors, officers and investors. While the exercise of the rights of holders of our options or warrants will not affect the rights or privileges of existing stockholders, the economic and voting interests of our existing stockholders will be diluted as a result. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such conversions or exercise by the holders of our options or warrants. Conversion of our outstanding options and warrants may also depress the price of our common stock, which may cause investors or lenders to reconsider investing in us and thus adversely affect our financing efforts.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the Warrants, the market price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the warrants than would be expected for Warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described in our SEC filings incorporated herein by reference, and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock, including rights to dividend payments or payments upon the liquidation, dissolution or winding up of the Company, voting rights or the right to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our common stock underlying, the Warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares of our common stock underlying the Warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers. The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, that may adversely affect the market price of the Warrants or our common stock. Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to such exercise price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements which are not historical reflect our current expectations and projections about the our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting us, including many assumptions regarding future events. Such forward-looking statements include, among other things, statements regarding:

•	our ability to produce, market and generate sales of our products;
•	our ability to develop, acquire and/or introduce new products;
•	our projected future sales, profitability and other financial metrics;
•	our future financing plans;
•	our plans for expansion of our facilities;
•	our anticipated needs for working capital;
•	the anticipated trends in our industry;
•	our ability to expand our sales and marketing capability;
•	acquisitions of other companies or assets that we might undertake in the future;
•	our operations in the United States and abroad, and the domestic and foreign regulatory, economic and political conditions; and
•	competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the our operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus and the documents incorporated herein by reference generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in in this prospectus and the documents incorporated herein by reference will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions in this prospectus and the documents incorporated herein by reference about us include financial projections and future estimates and expectations about our business. The projections, estimates and expectations are presented in this prospectus and the documents incorporated herein by reference only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections. Potential investors should not make an investment decision based solely on the our projections, estimates or expectations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus forms a part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the period from March 11, 2011 (inception) through December 31, 2011	Year Ended December 31,
		2012	2013	2014
Ratio of earnings to fixed charges(1)(2)	N/A	N/A	N/A	N/A

(1)

For purposes of computing the ratio of earnings to fixed charges, earnings consist of our net loss before income tax for the period plus fixed charges. We had no capitalized interest during any period. Fixed charges consist of interest expense on debt outstanding and amortization of debt discount. The ratio of earnings to fixed charges was less than one-to-one for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

(2)

Earnings were insufficient to cover fixed charges by $3.3 million for the period from March 11, 2011 (inception) through December 31, 2011, $30.3 million in 2012, $34.5 million in 2013 and $113.4 million in 2014.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•	debt reduction or debt refinancing;
•	investments in or advances to subsidiaries;
•	expanding existing businesses, acquiring businesses or investing in other business opportunities;
•	repurchase of shares of our common stock or other securities;
•	capital expenditures; and
•	general corporate purposes.

Our management will have significant discretion and flexibility in applying the proceeds from the sale of these securities. Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of Warrants or our common stock by the selling securityholders.

SELLING SECURITYHOLDERS

The 762,500 Warrants and 762,500 shares of our common stock that we are registering for resale under this prospectus consist of the following:

1.	337,500 Warrants issued to our lenders on June 30, 2014 in connection with our entry into a $45.0 million credit agreement, or Credit Agreement, which matures on June 30, 2018. These Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of our common stock, subject to weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $12.76 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.
2.	300,000 Warrants issued to our lenders on November 13, 2014 in connection with our entry into Amendment No. 2 to the Credit Agreement which allowed us to be in compliance with certain covenants. These Warrants are initially exercisable to purchase up to an aggregate of 300,000 shares of our common stock, subject to weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $9.96 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.
3.	125,000 Warrants issued to our lenders on January 12, 2015 in connection with our entry into Amendment No. 3 to the Credit Agreement and a commitment for a senior secured incremental term loan under the Credit Agreement in an aggregate principal amount of $30 million. These Warrants are initially exercisable to purchase up to an aggregate of 125,000 shares of our common stock, subject to customary weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $13.25 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

The following table sets forth information regarding beneficial ownership of our common stock and the Warrants by the selling securityholders as of March 2, 2015 and is based on information available to us as of March 2, 2015. Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC.

Because the Warrants may be exercised on a cashless exercise basis, the number of shares of our common stock issuable upon exercise of the Warrants cannot be determined until the Warrants are exercised. Accordingly, for purposes of this section, we have assumed that the Warrants are exercisable on a cash exercise basis and that one share of common stock will be issued for each Warrant that is exercised. The actual number of shares of our common stock that we will be required to deliver in connection with exercise of the Warrants will equal one share per Warrant exercised minus a number of shares of common stock whose aggregate Fair Market Value is equal to the aggregate exercise price of the Warrants being exercised.

The Warrants and our common stock issuable upon the exercise of the Warrants offered by this prospectus may be offered from time to time by the selling securityholders named below. We have prepared the table and the related notes based on information supplied to us by the selling securityholders. We have not sought to verify such information. Additionally, some or all of the selling securityholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling securityholders may change over time, as it is possible that the selling securityholders may acquire or dispose of Warrants or shares of our common stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required.

Because the selling securityholders may offer all or some portion of the Warrants or the common stock for which the Warrants are exercisable, we cannot estimate the number of Warrants or share of our common stock that may be held by the selling securityholders upon the completion of any sales they may make. Based on the information provided by the selling securityholders and our knowledge, the selling securityholders have not held any position or office, nor have they had any material relationship with us or our predecessors or affiliates within the past three (3) years, except as described herein and in our filings with the SEC.

Selling Securityholder (1)	Warrants Held Prior to Offering	Percentage of Warrants Outstanding	Number of Shares of Common Stock Underlying Warrants Offered Hereby (2)	Percentage of Common Stock Outstanding Represented by Warrant Shares (2)(3)
PCOF 1, LLC (4)	112,500	14.8%	112,500	*
Athyrium Opportunities Fund (A) LP (5)	418,555	54.9%	418,555	1.6%
Athyrium Opportunities Fund (B) LP (5)	231,445	30.4%	231,445	*
Total	762,500	100.0%	762,500	2.9%

(1)	Also includes any sale of the Warrants and the underlying common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders after the effective date of the registration statement of which this prospectus forms a part. The information concerning the selling securityholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.

(2)

The number of shares of our common stock indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares issuable upon exercise of a warrant is subject to customary weighted-average anti-dilution protections as described under “Description of the Securities We May Offer—Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(3)	Percentages in the last column are based upon approximately 26,486,570 shares of our common stock outstanding as of March 2, 2015. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon exercise of all of that particular selling securityholder’s Warrants. However, we did not treat as outstanding the common stock issuable upon exercise of any selling securityholder’s Warrants.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)	Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder. This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC. The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

*	Denotes ownership of less than 1% of our common stock.

Selling Securityholder	Total Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Shares of Common Stock Offered Hereby (1)	Aggregate Shares of Common Stock Beneficially Owned After Completion of the Offering (2)	Percentage of Outstanding Shares of Common Stock after the Offering (3)
PCOF 1, LLC (4)	112,500	112,500	—	*
Athyrium Opportunities Fund (A) LP (5)	631,550(6)	418,555	212,995	*
Athyrium Opportunities Fund (B) LP (5)	349,192(7)	231,445	117,747	*
Total	1,093,242	762,500	330,742	1.2%

(1)	The number of shares indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares of our common stock issuable upon exercise of a Warrant is subject to adjustment as described under “Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(2)	Assumes that all shares of our common stock offered by this prospectus are sold in this offering and that no other transactions with respect to shares of our common stock occur.

(3)	We do not know when or in what amounts the selling securityholders may offer the shares of common stock for sale. The selling securityholders may choose not to sell any of the shares of common stock offered by this prospectus. This table assumes the sale by the selling securityholders of all of the shares of common stock available for resale under this prospectus. Percentages in the last column are based upon approximately 26,486,570 shares of our common stock outstanding as of March 2, 2015.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)	Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder. This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC. The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

(6)	Includes (i) 418,555 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 28,070 restricted shares of our common stock and (iii) approximately 184,925 shares of our common stock, assuming conversion of $3,220,000 in aggregate principal amount of our 4.50% Senior Convertible Notes due 2019 (the “Notes”) at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

(7)	Includes (i) 231,445 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 15,522 restricted shares of our common stock and (iii) approximately 102,225 shares of our common stock, assuming conversion of $1,780,000 in aggregate principal amount of the Notes at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

*	Denotes ownership of less than 1% of our common stock.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, senior and subordinated debt securities, and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law, or DGCL. You should carefully consider the actual provisions of certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

General

We currently have authorized capital stock of 120,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.0001 per share. As of March 2, 2015, approximately 26,866,161 and 26,486,570 shares of our common stock were issued and outstanding, respectively. As of March 2, 2015, there were 247 holders of record of our common stock.

The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.

Holders representing fifty percent (50%) of our common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.”

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar & Transfer Co. Inc. The transfer agent and registrar’s address is 12528 South 1840 East, Draper, UT 84020, and its telephone number is (801)  571-8844.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

We currently have 20,000,000 shares of authorized capital stock that are designated as preferred stock, par value $0.0001 per share. 1,000 of such shares of preferred stock are designated as Class A Preferred, par value $0.001 per share. Shares of Class A Preferred are not entitled to interest and have certain liquidation preferences and special voting rights. No preferred stock has been issued to date.

Unless required by law or by any stock exchange on which our common stock is listed in the future, our board of directors has the authority, without further action by our stockholders, to issue the authorized but undesignated shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us. See “—Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law” above.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and non-assessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Descript ion of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•	any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities—Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•	direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are guaranteed as full faith and credit obligations of the United States and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or to not rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•	there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Warrants

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

As of March 2, 2015, the following warrants were issued and outstanding:

(i)	The Warrants, which are being registered pursuant to this prospectus, to purchase up to an aggregate of 762,500 shares of common stock, 337,500 of which expire on June 30, 2019, 300,000 of which expire on November 13, 2019 and 125,000 of which expire on January 12, 2020.

(ii)	Warrants to purchase up to an aggregate of 837,965 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $3.60 per share, issued to investors in a private placement we closed on February 14, 2013.

(iii)	Warrants to purchase up to an aggregate of 1,945,890 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $6.00 per share underlying each such warrant in connection with a private placement we closed on August 15, 2013.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Warrants Offered by the Selling Securityholders

In connection with our entry on June 30, 2014 into a $45.0 million Credit Agreement which matures on June 30, 2018, we issued 337,500 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $12.76 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

In connection with our entry on November 13, 2014 into Amendment No. 2 to the Credit Agreement, we issued 300,000 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 300,000 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $9.96 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

In connection with our entry on January 12, 2015 into Amendment No. 3 to the Credit Agreement and a commitment for a senior secured incremental term loan under the Credit Agreement in an aggregate principal amount of $30 million, we issued 125,000 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 125,000 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $13.25 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

A copy of the Form of Warrant Certificate with respect to the Warrants is incorporated herein by reference into this registration statement. The description of the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Certificate attached hereto as Exhibit 4.6.

PLAN OF DISTRIBUTION

We or the selling securityholders may distribute shares of our common stock from time to time in one or more transactions:

•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	on The NASDAQ Global Market or in any other securities market on which shares of common stock are then listed or traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale or through any other method permitted by law.

A prospectus supplement or supplements will describe the terms of the offering of our securities, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the shares of common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities offered by this prospectus for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling securityholders may offer the securities covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than shares covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We or the selling securityholders may use underwriters with whom we have, or the selling securityholders have, a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriters.

We or the selling securityholders may sell the securities covered by this prospectus directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions we or the selling securityholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase the securities covered by this prospectus from us or from the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling securityholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling securityholders may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling securityholders in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, we and the selling securityholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, which provisions may limit any timing of our and any stockholder’s purchases and sales of the shares. We will make copies of this prospectus available to the selling securityholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or the selling securityholders in the ordinary course of our business.

Selling Securityholders

In connection with the sale of the securities offered hereby or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the applicable securities in the course of hedging the positions they assume. The selling securityholders may also sell the securities offered hereby short and deliver such securities to close out its short positions provided it has met its prospectus delivery obligations at the time of the short sale. The selling securityholders may also loan or pledge the securities offered hereby to broker-dealers that in turn may sell such securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also sell the securities offered hereby in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell such securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.

The selling securityholders also may resell all or a portion of the securities offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and those sales conform to the requirements of that rule.

From time to time, the selling securityholders may pledge or grant a security interest in some or all of the securities offered hereby that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell some or all of such securities from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) of the Securities Act, or another applicable provision of the Securities Act, which amends the list of stockholders to include the pledgees, transferees or other successors in interest as the selling securityholders under this prospectus.

The selling securityholders also may transfer the securities offered hereby in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the reselling beneficial owners for purposes of this prospectus.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus. Such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities offered hereby covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Cooley LLP, San Diego, California. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of December 31, 2014 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Manchester Pharmaceuticals, LLC, as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of net revenues and direct expenses of the Thiola product line of Mission Pharmacal Company, for the year ended December 31, 2013, incorporated by reference in this Prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Retrophin, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012, and related footnotes incorporated by reference in this prospectus, have been so included in reliance on the Report of Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by Retrophin, Inc. (the “Company”) in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$15,779.61
Printing, engraving and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s amended and restated bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants us the power to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we understand that in the opinion of the U.S. Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
2.1

Membership Interest Purchase Agreement, dated as of March 26, 2014, by and among Retrophin, Inc., on the one hand, and Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth, on the other hand (incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2014)

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G filed with the SEC on October 28, 2010)
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014)
3.3	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2015)
4.1	Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)
4.2	Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.3	Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.4	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.5	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.6	Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014)
4.7	Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)
4.8	Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.9	First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.10	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8, filed with the SEC on September 9, 2014)
4.11	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-8, filed with the SEC on September 9, 2014)
4.12	Form of Common Stock Warrant Agreement, including form of Warrant Certificate*
4.13	Form of Preferred Stock Warrant Agreement, including form of Warrant Certificate*
5.1	Opinion of Cooley LLP*
12.1	Statement Regarding Computation of Ratios*
23.1	Consent of Marcum LLP*

23.2	Consent of BDO USA, LLP*
23.3	Consent of BDO USA, LLP*
23.4	Consent of BDO USA, LLP*
23.5	Consent of Cooley LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***

*	Filed herewith.
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of March, 2015.

RETROPHIN, INC.

By:	/s/ Stephen Aselage
Stephen Aselage Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen Aselage and Laura M. Clague, and each of them or either of them, his lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting onto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephen Aselage Stephen Aselage	Chief Executive Officer and Director (principal executive officer)	March 11, 2015

/s/ Laura M. Clague Laura M. Clague	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 11, 2015

/s/ Cornelius E. Golding Cornelius E. Golding	Director	March 11, 2015

/s/ Gary Lyons Gary Lyons	Director	March 11, 2015

/s/ Jeffrey Meckler Jeffrey Meckler	Director	March 11, 2015

/s/ Steven Richardson Steven Richardson	Director	March 11, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
2.1

Membership Interest Purchase Agreement, dated as of March 26, 2014, by and among Retrophin, Inc., on the one hand, and Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth, on the other hand (incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2014)

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G filed with the SEC on October 28, 2010)
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014)
3.3	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2015)
4.1	Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)
4.2	Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.3	Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.4	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.5	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.6	Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014)
4.7	Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)
4.8	Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.9	First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)
4.10	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8, filed with the SEC on September 9, 2014)
4.11	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-8, filed with the SEC on September 9, 2014)
4.12	Form of Common Stock Warrant Agreement, including form of Warrant Certificate*
4.13	Form of Preferred Stock Warrant Agreement, including form of Warrant Certificate*
5.1	Opinion of Cooley LLP*
12.1	Statement Regarding Computation of Ratios*
23.1	Consent of Marcum LLP*

23.2	Consent of BDO USA, LLP*
23.3	Consent of BDO USA, LLP*
23.4	Consent of BDO USA, LLP*
23.5	Consent of Cooley LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***

*	Filed herewith.
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.